Exhibit 32.2

CERTIFICATION OF
PRINCIPAL FINANCIAL OFFICER
 PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ALTERNATIVE ENERGY AND ENVIRONMENTAL SOLUTIONS, INC. (the “Company”) on 10-Q for the period ended January 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Callan, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

By:	/s/ David Callan
Name:	David Callan
Title:	Chief Financial Officer and Secretary (Principal Financial Officer)

Date:  March 21, 2012